Exhibit 5.1

MARTIN LIPTON
HERBERT M. WACHTELL
EDWARD D. HERLIHY
DANIEL A. NEFF
STEVEN A. ROSENBLUM
SCOTT K. CHARLES
JODI J. SCHWARTZ
ADAM O. EMMERICH
RALPH M. LEVENE
ROBIN PANOVKA
DAVID A. KATZ
ILENE KNABLE GOTTS
ANDREW J. NUSSBAUM
RACHELLE SILVERBERG
STEVEN A. COHEN
DEBORAH L. PAUL
DAVID C. KARP
RICHARD K. KIM
JOSHUA R. CAMMAKER
MARK GORDON
JEANNEMARIE O’BRIEN

STEPHEN R. DiPRIMA
NICHOLAS G. DEMMO
IGOR KIRMAN
JONATHAN M. MOSES
T. EIKO STANGE
WILLIAM SAVITT
GREGORY E. OSTLING
DAVID B. ANDERS
ADAM J. SHAPIRO
NELSON O. FITTS
JOSHUA M. HOLMES
DAMIAN G. DIDDEN
IAN BOCZKO
MATTHEW M. GUEST
DAVID E. KAHAN
DAVID K. LAM
BENJAMIN M. ROTH
JOSHUA A. FELTMAN
ELAINE P. GOLIN
EMIL A. KLEINHAUS
KARESSA L. CAIN
51 WEST 52ND STREET NEW YORK, N.Y. 10019-6150 TELEPHONE: (212) 403-1000 FACSIMILE: (212) 403-2000
RONALD C. CHEN
BRADLEY R. WILSON
GRAHAM W. MELI
GREGORY E. PESSIN
CARRIE M. REILLY
MARK F. VEBLEN
SARAH K. EDDY
VICTOR GOLDFELD
RANDALL W. JACKSON
BRANDON C. PRICE
KEVIN S. SCHWARTZ
MICHAEL S. BENN
ALISON Z. PREISS
TIJANA J. DVORNIC
JENNA E. LEVINE
RYAN A. McLEOD
ANITHA REDDY
JOHN L. ROBINSON
STEVEN WINTER
EMILY D. JOHNSON
JACOB A. KLING

RAAJ S. NARAYAN
VIKTOR SAPEZHNIKOV
MICHAEL J. SCHOBEL
ELINA TETELBAUM
ERICA E. AHO
LAUREN M. KOFKE
ZACHARY S. PODOLSKY
RACHEL B. REISBERG
MARK A. STAGLIANO
CYNTHIA FERNANDEZ LUMERMANN
CHRISTINA C. MA
NOAH B. YAVITZ
BENJAMIN S. ARFA
NATHANIEL D. CULLERTON
ERIC M. FEINSTEIN
ADAM L. GOODMAN
STEVEN R. GREEN
MENG LU

GEORGE A. KATZ (1965–1989) JAMES H. FOGELSON (1967–1991) LEONARD M. ROSEN (1965–2014) OF COUNSEL
DAVID M. ADLERSTEIN
ANDREW R. BROWNSTEIN
WAYNE M. CARLIN
BEN M. GERMANA
SELWYN B. GOLDBERG
PETER C. HEIN
JB KELLY
JOSEPH D. LARSON
RICHARD G. MASON
PHILIP MINDLIN
THEODORE N. MIRVIS
DAVID S. NEILL
TREVOR S. NORWITZ
ERIC S. ROBINSON ERIC M. ROSOF JOHN F. SAVARESE MICHAEL J. SEGAL WON S. SHIN DAVID M. SILK ELLIOTT V. STEIN LEO E. STRINE, JR.* PAUL VIZCARRONDO, JR. JEFFREY M. WINTNER AMY R. WOLF MARC WOLINSKY
* ADMITTED IN DELAWARE COUNSEL
SUMITA AHUJA LOREN BRASWELL HEATHER D. CASTEEL FRANCO CASTELLI ANDREW J.H. CHEUNG PAMELA EHRENKRANZ ALINE R. FLODR KATHRYN GETTLES-ATWA LEDINA GOCAJ ADAM M. GOGOLAK	ANGELA K. HERRING MICHAEL W. HOLT DONGHWA KIM MARK A. KOENIG J. AUSTIN LYONS ALEXANDER S. MACKLER ALICIA C. McCARTHY JUSTIN R. ORR NEIL M. SNYDER JEFFREY A. WATIKER

September 12, 2025

Opendoor Technologies Inc.
410 N. Scottsdale Road, Suite 1600
Tempe, AZ  85281

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special counsel to Opendoor Technologies Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance by the Company of up to 81,772,688 shares common stock, par value $0.0001 per share, of the Company (the “Shares”) which may be issued pursuant to the Nasdaq “inducement award” exception under Nasdaq Listing Rule 5635(c)(4), including the Inducement Awards (as defined in the Registration Statement).

In our capacity as special counsel to the Company and in connection with the opinion set forth herein, we have examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments, including the certificate of incorporation and bylaws of the Company, in each case, as amended through the date hereof, and have made such other investigations as we have deemed relevant and necessary in connection with the opinion set forth below. As to questions of fact material to this opinion, we have relied upon oral and written representations of officers and representatives of the Company and certificates or comparable documents of public officials and of officers and representatives of the Company.

In making such examination and rendering the opinion set forth below, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, and the legal capacity of all individuals executing any of the foregoing documents.

In rendering the opinion set forth below, we have also assumed that the Shares, when issued, will be duly authenticated by the transfer agent and registrar for the Shares and that the certificates, if any, evidencing the Shares to be issued will be manually signed by one of the authorized officers of the transfer agent and registrar for the Shares and registered by such transfer agent.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that when the Shares have been issued and delivered pursuant to the terms and conditions set forth in the Registration Statement, the Shares will be validly issued, duly authorized, fully paid and nonassessable.

We do not express any opinion herein concerning any law other than the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing). This opinion letter is being furnished solely in connection with the offer, sale and issuance of the Shares and may not be used, quoted, relied upon or otherwise referred to for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

Wachtell, Lipton, Rosen & Katz